SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT is made as of the 3rd day of December, 1997, by and between American Interactive Media, Inc., a Nevada corporation (the "Company"), and Hollinger Digital, Inc., a Delaware corporation, or a designated affiliate ("Purchaser").

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. Purchase and Sale of Securities.

          1.1 Initial Sale and Issuance of Securities. Subject to the terms and conditions of this Agreement, the Company agrees to issue to Purchaser: (a)
     (i) a floating rate convertible secured debenture (the "First Convertible Debenture"), a copy of which is attached hereto as Exhibit A-1, (ii) a floating rate convertible secured debenture (the "Second Convertible Debenture" and together with the First Convertible Debenture, the "Convertible Debenture"), a copy of which is attached hereto as Exhibit A-2, (b) a common stock purchase option (the "Option"), a copy of which is attached hereto as Exhibit B and (c) a warrant (the "Warrant"), a copy of which is attached hereto as Exhibit C. The Convertible Debenture, the Option and the Warrant are referred to collectively as the "Securities."

          1.2 First Closing. The first closing for the purchase and sale of the First Convertible Debenture, the Option and the Warrant shall take place at the offices of Curtis, Mallet-Prevost, Colt & Mosle, 101 Park Avenue, New York, New York on December 4, 1997, provided that the conditions set forth in Section 4.1 below shall have been satisfied as of such date, or at such other time and place as the Company and Purchaser mutually agree upon orally or in writing (which time and place are designated as the "First Closing"). At the First Closing, the Company shall deliver to Purchaser the First Convertible Debenture, the Option and the Warrant.

          1.3 Second Closing. The second closing for the purchase and sale of the Second Convertible Debenture shall take place at the offices of Curtis, Mallet-Prevost, Colt & Mosle, 101 Park Avenue, New York, New York on February 3, 1998, provided that the conditions set forth in Section 4.1 below shall have been satisfied as of such date, or at such other time and place as the Company and Purchaser mutually agree upon orally or in writing (which time and place are designated as the "Second Closing"). At the Second Closing, the Company shall deliver to Purchaser the Second Convertible Debenture.

          1.4 Legend. The certificate or certificates issued pursuant to conversion or exercise of the Convertible Debenture, the Option or the Warrant evidencing shares of Common Stock of the Company, par value $0.001 ("Company Common Stock") shall be subject to a legend restricting transfer under the Securities Act of 1933, as amended (the "Securities Act"), such legend to be substantially as follows:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended.


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               Such shares may not be sold or transferred in the absence of such registration or an opinion of counsel reasonably satisfactory to American Interactive Media, Inc., as to the availability of an exemption from registration."

     2. Representations and Warranties of the Company. Except as specifically disclosed by the Company in the Exhibits attached hereto, the Company hereby represents and warrants to Purchaser that:

          2.1 Organization, Good Standing and Qualification. The Company and its subsidiaries are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation and have all requisite corporate power and authority to carry on their businesses as now conducted and as proposed to be conducted. The Company and its subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on their businesses or properties.

          2.2 Authorization. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The transactions contemplated hereby shall include, but not be limited to, the execution and delivery of the Securities. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and stockholder action if required, on behalf of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity and public policy principles. The Company has obtained or shall obtain prior to the Closing all required consents, authorizations and approvals, and shall have made all filings with all governmental authorities required to be made prior to the Closing and shall make in a timely manner all filings required to be made subsequent to the Closing in connection with the consummation of the transactions contemplated hereby.

          2.3 Compliance. The Company has complied with, and is not in default under or in violation of its Amended Articles of Incorporation, By-laws or any and all laws, ordinances and regulations or other governmental restrictions, orders, judgments or decrees, applicable to the Company's business as now conducted and as proposed to be conducted, where any such default or violation would have a material adverse effect on the business, operations or financial condition of the Company. The Company has not received notice of any possible or actual violation of any applicable law, ordinance, regulation, or order, the result of which violation would have a material adverse effect on the business, operations, or financial condition of the Company. The Company is not a party to any agreement, instrument, mortgage, indenture, loan, lease or license, or subject to any charter or other corporate restriction, or any judgment, order, decree, law, ordinance, regulation or other governmental restriction which would prevent or impede, or be breached or violated by, or would result in the creation of any lien or



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     encumbrance upon any assets of the Company as a result of, the transactions contemplated by this Agreement.

          2.4 Capitalization. The authorized capital stock of the Company consists of fifty million one hundred thousand (50,100,000) shares of which fifty million (50,000,000) shares are Common Stock, par value $0.001 and one hundred thousand (100,000) shares are Preferred Stock, par value $1.00. As of the close of business on December 3, 1997, there were issued and outstanding 13,017,435 shares of Common Stock and no shares of Preferred Stock. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. As of the close of business on December 1, 1997 the Company has granted options, warrants and other convertible securities for 7,055,250 shares of Company Common Stock. Attached as Exhibit 2.4 is an accurate list of the holders of record of the Company's outstanding securities (including without limitation all options, warrants and other convertible securities) as of December 1, 1997. As of December 3, 1997, the Company is not aware of any 5% or greater Shareholder of record intending to dispose of its shares of Company Common Stock.

          2.5 Valid Issuance of Shares. The shares issued pursuant to exercise or conversion of the Securities, when issued, sold and delivered in accordance with the terms of the Securities for the consideration expressed in the Securities, will be duly and validly issued, fully paid and nonassessable, subject only in the case of shares issued upon exercise of the Option to payment of the consideration with payments in kind as provided for in the Option. Based in part upon representations of Purchaser in this Agreement, the shares issued upon exercise or conversion of the Securities will be issued in compliance with all applicable federal and state securities laws and shall not be subject to restrictions on transfer arising through the Company other than under applicable federal and state securities laws.

          2.6 Financial Statements. The audited financial statements of the Company for the period from January 1, 1995 to and including December 31, 1995, January 1, 1996 to and including December 31, 1996 (the "Audited Financials") and the interim financial statements of the Company for the period from January 1, 1997 through September 30, 1997 (such interim financial statements and the Audited Financials are hereinafter collectively referred to at times as the "Company Financial Statements"), copies of which have been previously provided by the Company to the Purchaser, are true, complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP"), and except for such changes as may be disclosed in the notes to the Company Financial Statements, consistently followed for three (3) years by the Company; the balance sheets in the Company Financial Statements fairly present the financial position of the Company as of their respective dates and set forth in full and reflect all liabilities, including taxes, of the Company as of such dates required to be reflected thereon in accordance with GAAP; the income statements fairly present in all material respects the results of the operations of the Company for the periods indicated and covered thereby; and the Shareholders' Equity of the Company as of such dates was as set forth in the Company Financial Statements, after full provision and reserves for all taxes and other liabilities for all periods up to the dates thereof. Except for liabilities incurred after September 30, 1997, in the ordinary course of business and included on the books and records of the Company, the Company does not know and has no reason to know of any liability or any basis for the assertion against the Company of any liability not reflected or reserved against in the balance sheets required to be included thereon in accordance with GAAP.

          2.7 Intellectual Property. To the Company's best knowledge, the Company holds valid and enforceable licenses for the use of all patents necessary to conduct the business of the Company. Except as disclosed in
     Exhibit 2.7 to the Company's best knowledge, the Company has valid, unrestricted, exclusive and enforceable rights in copyrights, trademarks, trademark registrations and trade names necessary to conduct the business of the Company. To the Company's best knowledge, the Company has valid, unrestricted and enforceable rights in trade secrets, know-how and other intellectual property necessary to conduct the business of the Company. Except as disclosed in Exhibit 2.7 to the best of the Company's knowledge, the Company is not infringing on the intellectual property rights of any third party, nor is any third party infringing on the Company's intellectual property rights. There are no restrictions in any agreements, licenses, franchises, or other instruments that are necessary for the conduct of the Company's business as presently conducted or as planned to be conducted in the future that materially interfere with the conduct of such business. Each current and former employee and consultant of the Company with access to confidential or proprietary information of material value to the Company has executed a proprietary information agreement with the Company. Each consultant of the Company who has developed intellectual property of material value to the Company on behalf of the Company has executed a work for hire agreement with the Company.

          2.8 Use of Funds; Activities in Support of Strategic Relationship. The Company hereby represents, warrants and agrees to use the funds from the transactions contemplated hereby for the support and expansion of its marketing activities, research and development, working capital needs and general corporate purposes consistent with the full commercialization of the webPASSPORT network, the development and commercialization of the Virtual Cable and ComedyNet products and the creation of any other products or services that are in keeping with the mission and goals of the Company as presently defined by current activities. Purchaser acknowledges, however, that the Company's plans and intentions must of necessity be subject to change based on numerous factors, including the degree of market acceptance of the Company's current and future products, technological developments, competitive conditions and other factors which require the Company to keep the interests of all of its stockholders in mind.

          2.9 Disclosure. The Company Financial Statements are true, complete and correct at the respective dates thereof, in all material respects. Without limiting the foregoing, there are no material liabilities, contingent or actual, that are not disclosed in the Company Financial Statements. The Company has paid all taxes which are due, except for taxes which it reasonably disputes. There is no material claim, litigation, or administrative proceeding pending, or to the best of the Company's knowledge, threatened against the Company, except as disclosed in the Company Financial Statements. No representation or warranty made in this Agreement or in any exhibit or schedule hereto and no statement, certificate, memorandum or instrument furnished or to be furnished by the Company pursuant hereto or in connection with the transactions hereby (excluding, however, the Business Plan annexed to the Convertible Debenture) contains or will contain any untrue statement of a material fact or omits or will omit any material fact.

     2.10 Contractual Obligations. Exhibit 2.10 contains a correct and complete list of all material contracts, agreements, leases, licenses or other commitments of any kind, made directly or indirectly by the Company ("Contracts"), including, without limitation, all of the following, true and complete copies of which have been furnished to Purchaser:

          (a) All collective bargaining agreements, employment and bonus agreements, consulting agreements (which have directly produced confidential or proprietary information or intellectual property of material value to the Company), and pension, profit sharing, deferred compensation, stock option, stock purchase, welfare or incentive plans or agreements;

          (b) All Contracts under which the Company is restricted from carrying on any business, venture or other activities anywhere in the world;

          (c) All Contracts to sell or lease (as lessor) any of the assets or properties of the Company, except in the ordinary course of business, or to purchase or lease any real property;

          (d) All Contracts pursuant to which the Company guarantees any liability of any person;

          (e) All Contracts pursuant to which the Company provides goods or services involving payments in excess of $50,000;

          (f)  All Contracts with any affiliate of the Company;

          (g) All Contracts pursuant to which any person has the ability to cause the Company to register any shares of Company Common Stock under the Securities Act, or to cause the Company to commence filing reports under the Securities Exchange Act of 1934;

          (h) All Contracts pursuant to which the Company licenses any patent, trademark, trade name, technology or other intellectual property right (whether as licensor or licensee) and any other Contract which provides for the payment or receipt of royalties or other fees related to the use of any intellectual property rights; and

          (i) All Contracts relating to the borrowing of money or the mortgaging or pledging of, or otherwise placing a lien on, any asset of the Company.

     All of the Contracts are enforceable against the Company and, to its knowledge, the other parties thereto in accordance with their terms, except as stated in Exhibit 2.10. The Company is not now in material default under nor, to the Company's knowledge, are

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     there any material liabilities arising from any breach or default by
     Company prior to the date of this Agreement, under any of the Contracts.

          2.11 Title to Assets. The Company has good and marketable title to all of its properties and assets, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien granted pursuant to the Pledge and Security Agreement in favor of Purchaser, (ii) liens for current taxes not yet due and payable and (iii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business.

          2.12 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company or its properties that might result in a material adverse effect on the Company or its business, taken as a whole. The Company is not charged with or, to the knowledge of the Company, threatened with a charge or violation, nor is it under investigation with respect to any actual, alleged, possible or potential violation of any provision, of any federal, state or local law or administrative ruling or regulation relating to any aspect of the business being carried on by the Company.

          2.13 Taxes. The Company has filed all tax and information returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which have or may become due. The Company has no knowledge of any additional assessments or any basis therefor. The Company has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom, and has paid over such amounts to the appropriate taxing authorities.

          2.14 Environmental Matters.

          (a) The following terms shall be defined as follows:

               (i) "Environmental, Health and Safety Laws" shall mean all federal, state or local laws, ordinances, codes, regulations, rules, policies and orders regarding the protection of the environment, requiring pollution control equipment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or regarding the safety of employees or workers.

               (ii) "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, petroleum products and those substances, materials and wastes defined in or regulated under any Environmental, Health and Safety Law.

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               (iii) "Property" shall mean all real property leased or owned by the Company either currently or in the past.

               (iv) "Facilities" shall mean all buildings and improvements on the Property of the Company.

          (b) The Company represents and warrants as follows with respect to the operations of the Company: (i) to the best of the Company's knowledge, no friable asbestos is contained in the Facilities; (ii) all Hazardous Materials have been disposed of in accordance with all Environmental, Health and Safety Laws; (iii) the Company has received no notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental, Health and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to the best of the Company's knowledge, threatened relating to a violation of any Environmental, Health and Safety Law; (v) to the best of the Company's knowledge, the Company is not a potentially responsible party under the Federal Comprehensive Environmental Response, Compensation and Liability Act, or any state analog statute, arising out of events occurring prior to the Closing Date which would have a material adverse effect on the Company;
     (vi) to the best of the Company's knowledge, there have not been in the past, and are not now, any Hazardous Materials under or migrating to or from the Facilities or Property; (vii) to the best of the Company's knowledge, there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) the Company has not deposited, stored, or disposed of polychlorinated biphenyls (PCBs) on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) to the best of the Company's knowledge, the Facilities and the Company's uses and activities therein have at all times complied with all Environmental, Health and Safety Laws; (x) the Company has all the permits and licenses required to be issued and is in full compliance with the terms and conditions of those permits.




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          2.15 Employee Benefit Plans.

          Except for the plans listed on Exhibit 2.15, the Company does not maintain any pension, profit sharing, retirement, fringe benefit, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance or any other type of employee benefit plan, program or arrangement within the meaning of Section 3(3) Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, any defined benefit plan within the meaning of Section 3(34) of ERISA or any defined contribution or multi-employer plan within the meaning of Section 3(37) of ERISA on behalf of any current or former officers or employees of the Company or their beneficiaries or dependents (whether on an active or frozen basis).

     3. Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants to Company that:

          3.1 Organization, Good Standing and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

          3.2 Authorization. Purchaser has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action on behalf of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity and public policy principles. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of any obligation under any provision of the Certificate of Incorporation or By-laws (or corresponding instruments) of Purchaser or any mortgage, indenture, lease or other agreement or instrument, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser, its properties or assets, the effect of which would materially impair or restrict its power to perform its obligations as contemplated hereby.

          3.3 Government Consents, etc.. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Purchaser is required in connection with the valid execution and delivery of this Agreement, or the purchase of the Securities, or the consummation of any other transaction contemplated hereby.

          3.4 Investment. Purchaser will acquire the Securities and any shares acquired pursuant to the exercise or conversion of the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. Purchaser understands that the Securities and any shares acquired pursuant to the exercise or conversion of the Securities have not been, and will not be, registered under the Securities Act for sale to Purchaser by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of Purchaser's investment intent and the accuracy of Purchaser's representations as expressed herein. Should Purchaser in the future decide to offer to dispose of any of the Securities or shares acquired pursuant to the exercise or conversion of any of the Securities, or any interest therein, it agrees to do so only in compliance with the Securities Act and this Agreement.

          3.5 Purchaser's Independent Investigation. Purchaser, in offering to purchase the Securities hereunder, has relied solely upon an independent investigation made by it and its representatives, if any, and upon the representations made by Company in this Agreement and the other documents listed in the Exhibits hereto and has, prior to the date hereof, been given access to and the opportunity to examine all books and records of the Company, and all material contracts and documents of the Company. In making its investment decision to purchase the Securities, the Purchaser is not relying on any oral or written representations or assurances from the Company or any other person other than as set forth in this Agreement and the Exhibits hereto, or on any information other than that contained or incorporated by reference in the Company Financial Statements. Purchaser has such experience in business and financial matters that it is capable of evaluating the risk of its investment and determining the suitability of its investment. Purchaser is an accredited investor as defined in Rule 501 of Regulation D of the Securities Act.

     4. Conditions to the Closings.

          4.1 Conditions to Obligations of Purchaser. Purchaser's obligation to purchase the First Convertible Debenture, the Option and the Warrant at the First Closing and the Second Convertible debenture at the Second Closing is at the option of Purchaser which may waive any such conditions to the extent permitted by law, subject to the fulfillment on or prior to the respective closing of the following conditions:

               (a) Representations and Warranties Correct. The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the respective Closing with the same force and effect as if they had been made on and as of said date.

               (b) Performance. All covenants and agreements contained in this Agreement to be performed by the Company on or prior to the respective Closing shall have been performed or complied with in all respects.

               (c) No Order Pending. There shall not then be in effect any order enjoining or restraining, or any pending proceeding seeking to enjoin or restrain, the transactions contemplated by this Agreement or the effect of which could reasonably be anticipated to have an adverse effect on the prospects of the Company.

               (d) No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person which shall not have been obtained to issue any of the Securities.

               (e) Compliance Certificate. The Company shall have delivered to the Purchaser a certificate, executed on behalf of the Company by the President of the Company, dated the respective Closing date, and certifying to the fulfillment of the conditions specified in Section 4.1(a), Section 4.1(b) and Section 4.1(c). .

               (f) Bankruptcy. The Company shall not (i) have filed a voluntary petition in bankruptcy, (ii) been declared insolvent or bankrupt, or have made a general assignment for the benefit of creditors, or similar arrangement for the benefit of its creditors, (iii) been the subject of proceedings in bankruptcy or insolvency, which have not been dismissed within 60 days thereafter, or (iv) have had a receiver appointed by a court for the Company or a substantial portion of its assets, which receiver has not been discharged within 60 days.

               (g) Voting Agreement. The Voting and Standstill Agreement shall have been executed and delivered by Company, Purchaser and the other parties thereto in the form attached hereto as Exhibit 4.1(g).

               (h) Opinion. Purchaser shall have received from Curtis, Mallet-Prevost, Colt & Mosle, counsel to the Company, an opinion addressed to Purchaser, dated the Closing Date, substantially in the form attached hereto as Exhibit 4.1(h).

          4.2 Conditions to Obligations of the Company. The Company's obligation to sell and issue the First Convertible Debenture, the Option and the Warrant at the First Closing and the Second Convertible Debenture at the Second Closing is at the option of the Company which may waive any such conditions to the extent permitted by law, subject to the fulfillment on or prior to the respective closing of the following conditions:

               (a) Representations and Warranties. The representations and warranties made by Purchaser in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the respective Closing date with the same force and effect as if they had been made on and as of said date.

               (b) No Order Pending. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

               (c) No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person which shall not have been obtained to issue any of the Securities.

               (d) Compliance Certificate. Purchaser shall have delivered to the Company a certificate, executed on behalf of Purchaser by an officer of Purchaser, dated the respective Closing, and certifying to the fulfillment of the conditions specified in Section 4.2(a) amd Section 4.2(b).

               (e) The Company and Purchaser shall have entered into the Voting and Standstill Agreement.

     5. Additional Agreements.

          5.1 Director Nominee and Voting Agreement. As soon as practicable following the Closing, the Company shall use its reasonable efforts to cause an individual designated (the "Purchaser Designee") by Purchaser to be elected to the Company's Board of Directors. The initial Purchaser Designee is Richard Perle, and the Company agrees that Mr. Perle may send a non-voting representative of Purchaser to, or be accompanied by an additional observer for Purchaser at, meetings of the Company's Board of Director. The Company also shall be obligated to take all action necessary to implement the voting agreements contained in the Voting and Standstill Agreement.

          5.2 (a) Rights of First Refusal. At any time following the First Closing, if the Company offers, issues or sells additional Company Common Stock or securities exchangeable or convertible into Company Common Stock or if the Company enters into any agreements or commitments pursuant to which the Company may become obligated to issue any shares of capital stock, warrants, options, rights or securities convertible into or exchangeable into Company Common Stock, the Company shall offer to sell to Purchaser on the same terms and conditions the Purchaser's pro rata share of such proposed sale based on the number of shares of Company Common Stock held by the Purchaser or subject to issuance upon exercise or conversion of the Securities at the time of and immediately prior to such sale relative to the total outstanding shares of Company Common Stock on a fully diluted basis immediately prior to such sale. The offer shall be effected by delivery of written notice thereof by the Company to the Purchaser, and such offer shall remain open for a period of thirty (30) calendar days from receipt thereof. This Section 5.2(a) shall not apply to (i) shares issued upon the exercise of the Option or Warrant or the conversion of the Convertible Debenture or shares issued pursuant to the exercise of options, warrants or other securities outstanding on the Closing Date, (ii) shares of Company Common Stock issued pursuant to compensatory plans or arrangements which are approved by the Company's Board of Directors and are for the Company's employees, officers, directors or consultants or any shares of Company Common Stock issued pursuant to the exercise of warrants, options, rights or securities convertible into or exchangeable for capital stock of the Company issued to such persons or the issuance of such Warrants, options, rights or securities, (iii) any shares of Company Common Stock or warrants, options, rights or securities convertible into or exchangeable for capital stock of the Company in connection with any stock split, stock dividend or equivalent event affecting the Company Common Stock or (iv) any offering of capital stock of the Company which is registered under the Securities Act. For the purpose of this Section 5.2 the term "pro rata" shall mean the fraction for which the numerator shall be the number of shares of Company Common Stock owned by Purchaser or subject to issuance upon exercise or conversion of the Securities and the denominator for which shall be the number of shares of Company Common Stock on a fully diluted basis immediately prior to the transaction. The provisions of this Section 5.2(a) shall not apply to a private placement of shares or convertible securities of up to $6,000,000 provided that the Company shall consult with Purchaser with respect to such issuance. For private placements of shares or convertible securities over the $6,000,000 amount, the Company must receive approval of such transaction from Purchaser.

          (b) In addition, without Hollinger's approval, from and after the First Closing until 90 days following the conversion of the Convertible Debenture, the Company may not issue or sell additional Company Common Stock or securities exchangeable for or convertible into Company Common Stock, provided that this Section 5.2(b) shall not apply to (i) shares issued upon the exercise of the Option or Warrant or the conversion of the Convertible Debenture or shares issued pursuant to the exercise of options, warrants or other securities outstanding on the Closing Date, (ii) shares of Company Common Stock issued pursuant to compensatory plans or arrangements which are approved by the Company's Board of Directors and are for the Company's employees, officers, directors or consultants or any shares of Company Common Stock issued pursuant to the exercise of warrants, options, rights or securities convertible into or exchangeable for capital stock of the Company issued to such persons or the issuance of such warrants, options, rights or securities, (iii) any shares of Company Common Stock or warrants, options, rights or securities convertible into or exchangeable for capital stock of the Company in connection with any stock split, stock dividend or similar event affecting the Company Common Stock or (iv) any offering of capital stock of the Company which is registered under the Securities Act. The provisions of this Section 5.2(b) shall not apply to a private placement of shares or convertible securities of up to $6,000,000 provided that the Company shall consult with Purchaser with respect to such issuance. For private placements of shares or convertible securities over the $6,000,000 amount, the Company must receive approval of such transaction from Purchaser.

          5.3 [intentionally omitted]

          5.4 Change in Control. If the Company receives a bona fide proposal from a third party which could result in a change in control of the Company, the Company shall provide Purchaser with notice of such proposal and give Purchaser 30 days during which Purchaser shall have the exclusive right to negotiate with the Company with respect to a mutually-agreeable counter proposal by the Purchaser. During such 30 day period the Company shall not discuss or negotiate any third party proposal with the third party proposing the transactions. A "Change of Control" shall mean for the purposes of this Agreement:

               (a) a merger or consolidation with any other Person in which all voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or being converted into voting securities of the surviving corporation) less than 50% of the actual voting power of such corporation or the surviving entity outstanding immediately after such merger or consolidation; or

               (b) the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all the Company's assets; or

               (c) any person (other than a person owned directly or indirectly by the Company's stockholders in substantially the same proportions as their ownership of stock of the Company) becoming the beneficial owner, directly or indirectly, of voting securities of the Company representing greater than 40% of the actual voting power of the Company, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise.

               Notwithstanding the foregoing, Purchaser's rights under this
          Section 5.4 shall terminate if either (i) the Option is not exercised in full prior to expiration, (ii) the Warrant is not exercised in full prior to expiration or (iii) Purchaser disposes of any amount of the Convertible Debenture or any of the shares issued upon conversion thereof. In addition, notwithstanding the foregoing, the Company shall not be required to negotiate with Purchaser on an exclusive basis if to do so would violate the Board of Directors' fiduciary duty to its stockholders.

          5.5 Piggyback Registration; Demand Registration; Exchange Act Registration.

               (a) If at any time the Company proposes to make a registered public offering of Company Common Stock, or Securities convertible therefor (whether for its own account or for the account of others) under the Securities Act, other than an offering registered on Form S-8, Form S-4, or other Securities and Exchange Commission ("SEC") registration form which does not permit inclusion of shares of selling stockholders for offer to the public, the Company shall promptly give written notice of the proposed registration to Purchaser reasonably prior to the proposed filing date of the registration statement, and at the written request of the Purchaser, delivered to the Company within 30 days after the receipt of such notice, the Company shall include in such registration and offering all of the Purchaser's Company Common Stock that have been designated for registration in the Purchaser's request (a "Piggyback Registration"), provided, however, that (i) the Company will not be required to effect a Piggyback Registration with respect to Company Common Stock which have already been registered for sale on another registration statement; and (ii) the Company may withdraw any proposed registration statement or offering of securities that gave rise to the Piggyback Registration at any time without liability to Purchaser. If, however, after one (1) year or more after Closing, Purchaser demands that the Company register an offering of the Company Common Stock which have not already been registered for sale on another registration statement held by Purchaser, the Company shall register an offering of such Company Common Stock (a "Demand Registration", and such Demand Registration or Piggyback Registration referred to as a "Registration"). Purchaser shall be entitled to two Demand Registrations per year.

               (b) If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the lead underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such offering first, the securities of the Company proposed to be sold by the Company, second, the Company Common Stock requested to be included in such registration by Purchaser and third, other securities proposed to be included in such registration. If a Piggyback Registration is an underwritten secondary registration on behalf of selling stockholders, and the lead underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability of the offering, then the Company shall include in such offering first, the securities of the Company proposed to be sold by the stockholders requiring or demanding pursuant to a contractual right that the Company effect such registration, second, the Company Common Stock requested to be included in such registration by Purchaser and third, other securities (if any) proposed to be included in such registration. If a Piggyback Registration is with respect to an underwritten primary registration on behalf of the Company and if Purchaser exercises its Piggyback rights, Purchaser agrees to sell its Company Common Stock, if the Company so requests, on the same basis as the other securities included in such registration are being sold, and the underwriter or underwriters for such registration shall be selected by the Company.

               (c) The Company shall have no obligation to include Company Common Stock owned by Purchaser in a registration statement for a Registration, unless and until Purchaser has furnished to the Company all information and statements about or pertaining to Purchaser in such reasonable detail and on such timely basis as is reasonably deemed by the Company to be necessary or appropriate for the preparation of the registration statement.

               (d) Whenever a request for a Registration is properly made in accordance with Section 5.5(a), the Company shall, as expeditiously as reasonably possible:

                    (i) prepare and file with the SEC a registration statement with respect to such Company Common Stock and use its best efforts (subject to Section 5.5(a)) to cause such registration statement to become effective as soon as practicable thereafter and Purchaser shall have the opportunity to object to any information pertaining solely to Purchaser that is contained therein and the Company will make the corrections reasonably requested by Purchaser with respect to such information;

                    (ii) prepare and file with the SEC such amendments and
               supplements to such registration statement and prospectus contained therein as may be necessary to keep such registration statement effective for a period of not less than six (6) months and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                    (iii) furnish to Purchaser the number of copies of such
               registration statement, each amendment and supplement thereto, the prospectus contained in such registration statement (including each preliminary prospectus), and such other documents as Purchaser may reasonably request in order to facilitate the disposition of the Company Common Stock owned by Purchaser;

                    (iv) use its best efforts to register or qualify such shares under the state blue sky or securities ("Blue Sky") laws of such jurisdictions as Purchaser reasonably requests, and to do any and all other acts and things that may be reasonably necessary or advisable to enable Purchaser to consummate the disposition of such shares in such jurisdictions; provided, however, that the Company will not be required to do any of the following: (1) qualify generally to do business in any jurisdiction where it would not be required but for this Section 5.5(d), (2) subject itself to taxation in any such jurisdiction or (3) file any general consent to service of process in any such jurisdiction; and

                    (v) notify Purchaser, at any time when a prospectus relating to Company Common Stock is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in any such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, and prepare a supplement or amendment to the prospectus so that, as thereafter delivered to the purchasers of such shares, the prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (e) If, after a registration statement becomes effective, the Company advises Purchaser that the Company considers it appropriate for the registration statement to be amended, Purchaser shall suspend any further sales of its registered shares until the Company advises Purchaser that the registration statement has been amended. The six
          (6) month time period referred to herein during which the registration statement must be kept current after its effective date shall be extended for an additional number of business days during which the rights to sell shares was suspended pursuant to the preceding sentence, but in no event will the Company be required to update the registration statement after the first anniversary of the date hereof.

               (f) With respect to any Registration, Purchaser shall pay all transfer taxes, if any, relating to the sale of its Company Common Stock and its pro rata portion of any underwriting discounts or commissions or the equivalent thereof.

               (g) With respect to any Registration, except for the fees and expenses specified in Section 5.5(f) hereof and except as provided below in this Section 5.5(g), regardless of whether any registration statement becomes effective, the Company shall pay all expenses incident to a Registration, including, without limitation, all registration and filing fees, fees and expenses of compliance with Blue Sky laws, underwriting discounts, fees, and expenses (other than Purchaser's pro rata portion of any underwriting discounts or commissions or the equivalent thereof), printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Company and all independent certified public accountants and other persons retained by the Company.

               (h) The Company agrees to indemnify, to the extent permitted by law, each holder of Company Common Stock, against all losses, claims, damages, liabilities and expenses, joint or several (or actions in respect thereof) ("Losses") arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or other document and any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder, or of any Blue Sky or other state securities laws or any rule or regulation promulgated thereunder, except insofar as the same are caused by any untrue or alleged untrue statement or any omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same and except insofar as the same are caused by or contained in any prospectus if such holder failed to send or deliver a copy of any subsequent prospectus or prospectus supplement which would have corrected such untrue or alleged untrue statement of material fact or such omission or alleged omission of a material fact with or prior to the delivery of written confirmation of the sale by such holder after the Company has furnished such holder with a sufficient number of copies of the same.

               (i) In connection with any registration statement in which the holder of Company Common Stock is participating, such holder will furnish to the Company in writing such information and affidavits as the Company requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, severally and not jointly, will indemnify the Company, each person, which may be an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or any department, agency or political subdivision thereof ("Person"), who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and their respective officers, directors, partners, employees, agents and representatives against any Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or form of prospectus, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in and in conformity with, any information so furnished in writing by such holder or its representatives to the Company expressly for use in such registration statement or prospectus and that such statement or omission was relied upon by the Company in preparation of such registration statement, prospectus or form of prospectus; provided, however, that such holder of Company Common Stock shall not be liable in any such case to the extent that the holder has furnished in writing to the Company prior to the filing of any such registration statement or prospectus or amendment or supplement thereto information expressly for use in such registration statement or prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Company, and the Company failed to include such information therein. In no event shall the liability of the selling holder of Company Common Stock hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such holder upon the sale of the Company Common Stock giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

               (j) If any Person shall be entitled to indemnity hereunder, such indemnified party shall give prompt notice to the party or parties from which such indemnity is sought of the commencement of any action, suit, proceeding or investigation or written threat thereof ("Proceeding"') with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability hereunder except to the extent that the indemnifying parties have been prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless there exists, in the opinion of counsel for the indemnified parties, legal defenses available to the indemnified parties which are different from or in addition to those available to the indemnifying party, or a conflict exists between one or more indemnifying parties and one or more indemnified parties, in which case the indemnifying parties shall, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of not more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. If an indemnifying party assumes the defense of such Proceeding, the indemnifying parties will not be subject to any liability for any settlement made by the indemnified party without its or their consent (such consent not to be unreasonably withheld).

               (k) If the indemnification provided for in Sections 5.5(h), (i) and (j) is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which Sections 5.5(h), (i) and (j) would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses under
          Section 5.5(j) if the indemnification provided for in Section 5.5(h) or 5.5(i) was available to such party. The parties hereto agree that it would not be just and equitable if contribution pursuant to this
          Section 5.5(k) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provision of this Section 5.5(k), an indemnifying party that is a selling holder of Company Common Stock shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               (l) Within nine (9) months of Closing, the Company shall cause a registration statement registering the Company Common Stock to become effective under the Securities Exchange Act of 1934, as amended.

               The provisions of Sections 5.5(h), (i), (j) and (k) shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, contract or otherwise and shall remain in full force and effect and shall survive the transfer of the shares issued pursuant to the exercise or conversion of the Securities.

               Notwithstanding anything to the contrary, the registration rights granted under this Section 5.5 (i) shall terminate if there is a change in control of the Company pursuant to a public tender offer or merger or similar transaction and (ii) the registration rights granted in this Section 5.5 shall be pari passu with all rights granted to the shareholders listed on Exhibit 5.5

          5.6 Financial Information. (a) For so long as Purchaser shall hold any shares of Company Common Stock, as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, the Company will furnish Purchaser a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants selected by the Company's Board of Directors.

          (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, the Company will furnish Purchaser a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

          (c) As soon as practicable after the end of each calendar month, and in any event within 30 days thereafter, the Company will furnish Purchaser the financial reports as of the end of such month in the form customarily prepared by management for internal use, together with a discussion and analysis of the Company's financial condition and results of operations as of and for such period.

          (d) From time to time upon the request of Purchaser, Company will furnish to Purchaser such information regarding the business, assets or financial condition of Company as Purchaser may reasonably request. Purchaser shall have the right during normal business hours upon reasonable notice to examine the books and records of Company, to make copies and notes therefrom, and at its expense to make an independent examination of the books and records of Company.

          (e) The covenants provided in this Section 5.6 shall terminate upon the first date that the Company shall become subject to the reporting requirements of the Exchange Act.

     6. Miscellaneous.

          6.1 Survival of Representations and Warranties. The Company's representations and warranties contained in Section 2 hereof and Purchaser's representations and warranties set forth in Section 3 hereof shall survive each Closing for a period of three (3) years.

          6.2 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Purchaser may assign any or all of its rights hereunder and under any of the Securities to be acquired pursuant to to this Agreement to any entity affiliated with Purchaser and may assign or pledge any of the Securities to institutional creditors of any such affiliate, except that any such pledgee shall not have any rights under Sections 5.2(b) and 5.4 of this Agreement. Except as otherwise provided in this Agreement, this Agreement may not be transferred or assigned by operation of law or otherwise without the prior written consent of the other party.

          6.3 Notice. All notices, communications and demands required or permitted to be given or made hereunder or pursuant hereto shall be in writing and shall be effective when delivered in person or transmitted by telegram or telecopier (confirmed by mail), addressed as follows:

                  If to Purchaser:
                  Hollinger Digital, Inc.
                  270 Lafayette Street, Suite 600
                  New York, NY  10012
                  Attn:  Philip Kunsberg
                  Telecopy Number:  212-334-5957

                  If to the Company:

                  American Interactive Media, Inc.
                  611 Broadway
                  Suite 308
                  New York, New York  10012
                  Attention: James Stokes Hatch, Secretary
                  Telecopy Number:  (212) 358-8380

          Either party may change the address designated by notice given by such party. The parties agree to acknowledge in writing the receipt of any such notice delivered in person.

          6.4 Governing Law. This Agreement is deemed to have been entered into in the State of New York, and its interpretation, construction, and the remedies for its enforcement or breach are to be applied pursuant to and in accordance with the laws of the State of New York (without regard to the conflict of laws principles thereof).

          6.5 Validity of Agreement. If any provision of this Agreement is, becomes, or is deemed invalid or unenforceable in any jurisdiction, such provision shall be deemed amended to conform to applicable law so as to be valid, legal and enforceable in such jurisdiction so deeming. The validity, legality and enforceability of such provision shall not in any way be affected or impaired thereby in any other jurisdiction. If such provision cannot be so amended without materially altering the intention of the parties, it shall be stricken in the jurisdiction so deeming, and the remainder of this Agreement shall remain in full force and effect.

          6.6 Waiver. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

          6.7 Headings and References; Incorporation of Schedules. The headings contained in this Agreement are inserted for convenience of reference only and shall not be a part, control or affect the meaning hereof. All references herein to Sections are to the Sections of this Agreement.

          6.8 No Third Party Rights. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

          6.9 Entire Agreement. This Agreement sets forth and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises and representations made by either party to the other concerning the subject matter hereof and the terms applicable hereto.

          6.10 Other Business Interests. Purchaser and any affiliate of Purchaser shall be entitled to hold interests in any other business, investment or undertaking without regard to this Agreement, and Purchaser and its affiliates shall have no obligation to offer any business opportunity of any nature to the Company, and the Company shall have no right to participate in, or have any claim with respect to or right to block for any reason, any other business, investment or undertaking of any nature in which Purchaser and its affiliates now participates or may in the future participate in any way. The provisions of this Section 6.10 are absolute and are intended to by agreement eliminate any right or claim of the Company under any "business opportunity" or related doctrine. Purchaser and its affiliates are to be completely and absolutely free to pursue business and investment interests of all manners and kinds without the Company having any right to participate in any way in any such businesses or investments.

          6.11 Dispute Resolution.

               (a) Any claim, controversy or dispute, whether sounding in contract, statute, tort, fraud, misrepresentation or other legal theory, whenever brought and whether between the Parties to this Agreement or between one of the Parties of this



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



          Agreement and the employees, agents or affiliated businesses of the other Party, shall be resolved by arbitration as prescribed in this
          Section 6.11. The Federal Arbitration Act, 9 U.S.C. ss. 1-15, not state law, shall govern the arbitrability of all claims.

               (b) A single arbitrator engaged in the practice of law and experienced in transactions of the sort contemplated hereby shall conduct the arbitration under the then current rules of the American Arbitration Association (AAA), unless otherwise provided herein. The arbitrator shall be selected in accordance with AAA procedures from a list of qualified people maintained by AAA. The arbitration shall be conducted in the regional AAA office closest to the principal office of the Company, and all expedited procedures prescribed by AAA rules shall apply.

               (c) Except as provided in Section 6.11(e), the arbitrator shall only have authority to award compensatory damages and shall not have authority to award punitive damages, other non-compensatory damages or any other form of relief. Each party shall bear its own costs and attorneys' fees and the Parties shall share equally the fees and expenses of the arbitration; provided that the arbitrator may provide for the reimbursement by one Party of the costs and attorneys' fees of the other Party incurred in enforcing such Party's rights under this Agreement. The arbitrator's decision and award shall be final and binding, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

               (d) If any Party files a judicial or administrative action asserting claims subject to arbitration, as prescribed herein, and another Party successfully stays such action and/or compels arbitration of said claims, the Party filing said action shall pay the other Party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.

               (e) The Parties each acknowledge and agree that Purchaser will be irreparably harmed as a result of a breach by Company of Sections 5.1,
          5.2 or 5.4 of this Agreement and that it would be difficult, if not impossible, to measure the damages resulting from such a breach. Accordingly, in the event of any actual or threatened breach by the Company of Section 5.1, the Purchaser shall, in addition to any other legal remedies permitted hereunder or by applicable law, be entitled to obtain equitable remedies from a court of competent jurisdiction, without the need for any bond or security, including, without limitation, specific performance, a temporary restraining order or a permanent injunction to prevent or otherwise restrain a breach hereof and to recover all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred in enforcing this Agreement. Such relief shall be in addition to and not in substitution for any other remedies available to Purchaser. Notwithstanding anything herein to the contrary, the Parties agree that the Purchaser may seek a temporary restraining order or a preliminary injunction or other equitable relief from any court of competent jurisdiction in order to prevent or restrain a breach hereof pending the selection of an arbitrator to render a decision on the ultimate merits of any dispute, controversy or claim.



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          6.12 Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

     IN WITNESS WHEREOF, the parties hereunto have executed this Agreement as to be effective as of the date first written above.

HOLLINGER DIGITAL, INC.                     AMERICAN INTERACTIVE MEDIA, INC.

/s/ Phillip Kunsberg                        /s/ Mark Graff
--------------------------                  ---------------------------------
Name:                                       Name:
Title:                                      Title:



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